NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0154 Dated October 17, 1996    Rule 424(b)(2)
(To Prospectus dated November 24, 1995 and            File number:  33-63097
Prospectus Supplement dated January 10, 1996)

Senior Medium-Term Notes, Series E
Due Nine Months or More From Date of Issue


Principal Amount:                                    $ 100,000,000.00
Issue Price:                           100.00000%    $ 100,000,000.00
Commission or Discount:                  0.00000%    $           0.00
Proceeds to Company:                   100.00000%    $ 100,000,000.00

Agent:                            CS First Boston Corporation, as Agent



Original Issue Date:              October 22, 1996

Stated Maturity Date:             October 22, 1999

Cusip #:                          63858R-EB-3
Form:                             Book entry only


Interest Rate:                    Floating


Base rate:                        LIBOR Telerate Page 3750

Index maturity:                   180 days
Spread:                           + 7.0 bps

Initial Interest Rate:            5.695%


Interest Reset Period:            Semiannually, commencing on April 22,
                                  1997

Interest Reset Dates:             April 22 and October 22


Interest Determination Date:      Two London Banking Days preceding the
                                  Reset Date

Interest Payment Dates:           April 22 and October 22, commencing on
                                  April 22, 1997


May the Notes be redeemed by the company prior to maturity?       No
May the notes be repaid prior to maturity at the option
of the holder?                                                    No
Discount Note?                                                    No